Exhibit 10.1

                       PREFERRED STOCK PURCHASE AGREEMENT

        This PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of the 20th day of November, 2001 by and between nStor Technologies, Inc., a Delaware corporation (the "Company"), Halco Investments L.C., a Florida limited liability company (the "Purchaser") and Maurice A. Halperin, an individual resident in the State of Florida and the managing member of the Purchaser ("Halperin").

                                    RECITALS

        Purchaser desires to make an investment in the Company in the aggregate amount of Eight Million Nine Hundred Sixty-Nine Thousand Eight Hundred Ninety-Nine Dollars ($8,969,899) and in consideration therefore receive Eight Thousand Nine Hundred Seventy (8,970) shares of Series K Convertible Preferred Stock of the Company, par value $.01 per share (the "Series K Preferred Stock"), which Series K Preferred Stock is convertible into 39,000,000 shares of the Company's common stock, $.05 par value per share (the "Common Stock"), based on a conversion price of $0.23 per share of Common Stock, in accordance with the terms of this Agreement and the Certificate of Designation for the Series K Preferred Stock in the form attached hereto as Exhibit A (the "Certificate of Designation").

                               TERMS OF AGREEMENT

        NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the parties agree as follows.

                                    ARTICLE I

                      Purchase and Sale of Preferred Stock

Section 1.1 Authorization. The Company will authorize the sale and issuance of Eight Thousand Nine Hundred Seventy (8,970) shares of Series K Preferred Stock having the rights, privileges and preferences set forth in the Certificate of Designation, all of which shares of Series K Preferred Stock (the "Purchased Stock") shall be purchased by Purchaser pursuant to this Agreement. The Purchased Stock shall be convertible into shares of Common Stock on the terms and conditions set forth in the Certificate of Designation. The shares of Common Stock into which the Purchased Stock will be convertible are referred to herein as the "Conversion Shares."

Section 1.2 Purchased Stock. At the Closing (as defined in Section 1.5), upon the terms and subject to the conditions of this Agreement, the Company shall sell, transfer and deliver to Purchaser all of the shares of Purchased Stock.

Section 1.3 Consideration. The total consideration (the "Consideration") to be paid by Halco for the Purchased Stock is $8,969,899. The Consideration shall be payable as follows:

     (i) application of a total of $1,857,442 of promissory notes to the purchase price for the Series K Preferred Stock, which promissory notes are more particularly described as follows: (i) that certain 8% Promissory Note dated as of September 10, 2001 issued by the Company to Halco in the original principal amount of $1,275,000.00, (ii) that certain 8% Promissory Note dated as of October 29, 2001 issued by the Company to Halco in the original principal amount of $332,442.00 and
          (iii) that certain 8% Promissory Note dated as of November 15, 2001 issued by the Company to Halco in the original principal amount of $250,000.00 (collectively, the "Applied Notes");

     (ii) at  the   Closing,   Halco   shall  pay   $1,000,000.00   (the   "Cash
          Consideration") in cash to the Company by wire transfer of immediately available funds to an account designated by the Company;

     (iii)at the Closing, Halco shall deposit the freely-tradeable, marketable securities described on Schedule I hereto (the "Securities") which have a value ("Value"), based on the closing market price for such Securities on the business day immediately preceding the Closing Date (as defined in Section 1.5), as reported on the national securities exchange or inter-dealer quotation system on which the Securities are traded, of $6,112,457, together with all stock powers and/or other documentation necessary to transfer the Securities to the Company (the " Securities Consideration" and together with the Cash Consideration, the " Consideration") into a securities account (the "Securities Account") in the name of the Company at UBS/Paine Webber, Inc., 5100 Town Center Circle, Tower 11, 6th Floor, Boca Raton, Florida 33486, which securities account will be controlled by two designated officers of the Company. The contents of the Securities Account may be used solely and exclusively for the benefit of the Company.

Section 1.4 Promissory Note. The Company has previously received five loans totaling $4,957,442.00 from Halco represented by five promissory notes dated August 14, 2001, August 14, 2001, September 10, 2001, October 29, 2001 and November 15, 2001. Of that amount, $1,857,442.00 will be applied to the purchase price for the Series K Preferred Stock at the Closing in accordance with Section 1.3(i) above and $3,100,000 which is evidenced by (i) that certain 8% Promissory Note dated as of August 14, 2001 issued by the Company to Halco in the original principal amount of $2,100,000 and (ii) that certain Revolving Credit Note dated as of August 14, 2001 issued by the Company to Halco in the original principal amount of $1,000,000 (collectively the "Old Notes"), will be canceled and exchanged for a five-year promissory note issued by the Company to Halco in the form attached hereto as Exhibit B (the "New Note").

Section 1.5 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Akerman, Senterfitt & Eidson, P.A., Boca Raton, Florida, at 2:30 p.m., local time, on November 20, 2001, or at any other place, time or date as the parties designate in writing (the "Closing Date"). Each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.

                                   ARTICLE II

                         Representations and Warranties

Section 2.1 Representation and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchaser:

     (a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified and is in good standing as a foreign corporation to do business in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a material adverse effect on the Company's business or operations.

     (b) Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, (ii) the execution, issuance and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors is required, and (iii) this Agreement has been duly executed and delivered by the Company and at the Closing shall constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

     (c) Capitalization. The authorized capital stock of the Company consists of
(i) 75,000,000 shares of Common Stock of which 37,719,022 shares are issued and outstanding, 6,347,714 shares are issuable upon the exercise of currently outstanding options and warrants and, before giving effect to the transactions contemplated in this Agreement, 20,877,432 shares are issuable upon conversion of outstanding shares of the Company's preferred stock, $0.01 par value per share (the "Preferred Stock") and (ii) 1,000,000 shares of Preferred Stock. The Preferred Stock consists of:

Series  Number of Shares      Number of Shares       Number of Shares of Common
          Designated     Issued and Outstanding   Stock Issuable Upon Conversion
  E         3,500                 3,500                       1,166,666
  H         5,100                 5,100                       7,083,333
  I         9,092                 9,092                      12,627,433

In addition, upon stockholder approval, approximately 17,000,000 additional shares of Common Stock (excluding the shares of Common Stock issuable to the Purchaser upon conversion of the Series K Preferred Stock) will be issued to persons other than the Purchaser upon consummation of the transactions contemplated by this Agreement. All of the outstanding shares of the Company's Common Stock and Preferred Stock have been duly and validly authorized and are fully-paid and non-assessable. The Company has made available to the Purchaser true and correct copies of the Company's Amended and Restated Certificate of Incorporation as in effect on the date hereof (the "Certificate") and the Company's Bylaws as in effect on the date hereof (the "Bylaws"). The principal market for the Common Stock in the United States is the American Stock Exchange.

     (d) Issuance of Purchased Stock and Conversion Shares. The Purchased Stock to be issued under this Agreement has been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof and the Certificate and Bylaws, the Purchased Stock shall be validly issued and outstanding, fully paid and non-assessable. Upon approval of the Charter Amendment (as defined in Section 3.1 hereof) by the Company's stockholders, the Conversion Shares will have been duly authorized and upon issuance of the Conversion Shares in accordance with the terms of this Agreement and the Certificate of Designation, such shares will be validly issued and outstanding, fully paid and non-assessable.


     (e) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated herein do not and will not (i) violate any provision of the Certificate or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or other foreign statute, rule, regulation, order, judgment or decree (including any federal and state or securities laws and regulations) applicable to the Company or by which any property or asset of the Company are bound or affected, except, in all cases, for such conflicts, defaults, termination, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a material adverse effect on the Company's business or operations.

     (f)  Commission  Documents.  The Common  Stock is  registered  pursuant  to
Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, except as disclosed in documents filed by the Company with the Securities and Exchange Commission ("Commission"), the Company has timely filed all reports, schedules, forms, statements, exhibits and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the "Commission Documents"). The Company has delivered or made available to the Purchaser true and complete copies of the Commission Documents filed with the Commission since December 31, 2000.

     (g) No Misstatements. The representations of the Company and the information furnished by the Company contained in this Agreement, the exhibits attached hereto and the Commission Documents do not contain any untrue statement of a material fact, omit to state a material fact required to be disclosed or omit to state any fact necessary to make the statements contained therein not materially misleading.

Section 2.2 Representations and Warranties of the Purchaser and Halperin. The Purchaser and Halperin, jointly and severally, hereby makes the following representations and warranties to the Company:

     (a) Intention. The Purchased Stock and Conversion Shares to be acquired by the Purchaser pursuant to this Agreement will be acquired for the Purchaser's own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws, and the Purchased Stock and Conversion Shares will not be disposed of in contravention of the Securities Act or any applicable state securities laws.

     (b) Organization. The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Florida. Schedule II hereto lists the members and managers of the Purchaser.

     (c) Authorization; Enforcement. (i) The Purchaser has the requisite power and authority to enter into and perform its obligations under this Agreement,
(ii) the execution, issuance and delivery of this Agreement by the Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Purchaser is required, and (iii) this Agreement has been duly executed and delivered by the Purchaser and Halperin and at the Closing shall constitute a valid and binding obligation of the Purchaser and Halperin enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

     (d) No Conflicts. The execution, delivery and performance of this Agreement by the Purchaser and Halperin and the consummation by the Purchaser and Halperin of the transactions contemplated herein do not and will not (i) violate any provision of the Articles of Organization or Operating Agreement of the Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Purchaser or Halperin is a party, (iii) create or impose a lien, charge or encumbrance on the Securities under any agreement or any commitment to which the Purchaser or Halperin is a party or by which the Purchaser or Halperin is bound, or (iv) result in a violation of any federal, state, local or other foreign statute, rule, regulation, order, judgment or decree (including any federal and state or securities laws and regulations) applicable to the Purchaser or Halperin or to which the Securities are bound or affected.

     (e) Capitalization. All of the issued and outstanding equity interests of the Purchaser have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record and owned beneficially by Halperin.

     (f) Title. The Purchaser holds of record and beneficially all of the Securities, free and clear of any restrictions on transfer, taxes, security interests, option, warrants, purchase rights, contracts, commitments, claims and/or demands. The Purchaser is not a party to any option, warrant, purchase right or other contract or commitment that could require the Purchaser to sell, transfer or otherwise dispose of the Securities. The Purchaser is not a party to any voting trust, proxy, shareholders agreement or other agreement or understanding with respect to the Securities. The Securities are marketable and freely-tradeable.

(g) Financial Risks. The Purchaser and Halperin acknowledge that they are able to bear the financial risks associated with an investment in the Purchased Stock and Conversion Shares and that the Company has made available to the Purchaser, Halperin and their representatives, during the course of the negotiation of this Agreement and prior to the issuance of the Purchased Stock, the opportunity to ask questions of and receive answers from the officers and directors of the Company concerning the terms and conditions of the transactions contemplated by this Agreement, or otherwise relating to the financial data and business of the Company, to the extent that the Company or its officers and directors possessed such information or could acquire it without unreasonable effort or expense. The Company has also made available for inspection, documents, records, books and other information about the Company, its business and this investment. The Purchaser and Halperin understand the speculative nature of and risks involved in the proposed investment in the Company, and all matters relating to the structure and the operations of the Company have been discussed and explained to Purchaser's and Halperin's satisfaction. The Purchaser and Halperin are capable of evaluating the risks and merits of an investment in the Purchased Stock and Conversion Shares by virtue of their experience as investors and their knowledge, experience, and sophistication in financial and business matters and the Purchaser and Halperin are capable of bearing the entire loss of their investment in the Purchased Stock and Conversion Shares. The Purchaser and Halperin understand that the Purchaser must bear the economic risk of an investment in the Purchased Stock and Conversion Shares for an indefinite period of time because: (A) none of the Purchased Stock and Conversion Shares have been registered under the Securities Act or applicable state securities laws, and (B) until such time as the Purchased Stock and/or Conversion Shares are registered for resale under the Securities Act and any applicable state securities laws, the Purchased Stock and/or Conversion Shares may not be sold, transferred, pledged, or otherwise disposed of without an opinion of counsel for or satisfactory to the Company that registration under the Securities Act or any applicable state securities laws is not required.

     (h) No Warranties. The Purchaser and Halperin are acquiring the Purchased Stock and Conversion Shares without having been furnished any representations or warranties of any kind whatsoever with respect to the business or financial condition of the Company and its subsidiaries, other than the representations contained in this Agreement.

     (i) Accredited Investor. The Purchaser and Halperin are "accredited investors" as defined in Regulation D promulgated under the Securities Act.

     (j) Compliance With Law. The Purchaser's trading and distribution activities with respect to the Purchased Stock and Conversion Shares will be in compliance with all applicable state and federal securities laws, rules and regulations and the rules and regulations of the American Stock Exchange or any other securities exchange or securities market on which the Purchased Stock or Conversion Shares are listed for trading.

     (k) General. The Purchaser and Halperin have discussed with, and relied upon, the advice of the Purchaser's and Halperin's legal counsel with regard to the meaning and legal consequences of the Purchaser's representations and warranties herein, and the Purchaser and Halperin understand that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser and Halperin set forth herein in order to determine the suitability of the Purchaser to acquire the Purchased Stock and Conversion Shares. The Purchaser and Halperin have reviewed the Commission Documents, including the risk factors discussed therein.

                                   ARTICLE III

                                    Covenants

               The Company covenants with the Purchaser as follows:

Section 3.1 Stockholder Meeting. Not later than the Closing Date, the Company will establish a record date and schedule a meeting of its stockholders and will, as soon as reasonably practicable following the Closing Date, give notice of, convene and hold such meeting of its stockholders for the purpose of voting upon, among other things, (i) an amendment to the Certificate to increase the number of authorized shares of Common Stock in a sufficient number to permit the issuance of the Conversion Shares (the "Charter Amendment"), (ii) consummation of the transactions contemplated by this Agreement, including the issuance of the Conversion Shares upon conversion of the Purchased Stock in accordance with the Certificate of Designation and (iii) the election of directors.

Section 3.2 Charter  Amendment.  Upon  approval  of the Charter  Amendment,  the
Company will promptly file an amendment to its Certificate reflecting the Charter Amendment with the Secretary of State of the State of Delaware.

Section 3.3 Access and Approval. So long as the Purchaser owns any shares of Series K Preferred Stock or any Conversion Shares, the Company will provide the Purchaser and its representatives with reasonable access on a daily basis during normal business hours to all financial books and records and other financial information with respect to the business, operations and properties of the Company.

Section 3.4 Registration Rights Agreement. The Company shall grant the Purchaser the registration rights for the Conversion Shares set forth in the Registration Rights Agreement in the form of Exhibit C hereto (the "Registration Right Agreement").

Section 3.5 Voting Trust. Upon the issuance of the Conversion Shares to the Purchaser, H. Irwin Levy ("Levy") shall cause that number of shares of Common Stock as shall, when added to the number of shares of Common Stock owned of record or beneficially by the Purchaser or Halperin, equal Fifty and One-Tenth Percent (50.1%) of the issued and outstanding shares of Common Stock, to be deposited in a voting trust the terms of which will be mutually agreed to between the Purchaser and Levy.

                                   ARTICLE IV

                              Conditions to Closing

Section 4.1 Conditions Precedent to the Obligation of the Company to Sell the Purchased Stock. The obligation hereunder of the Company to issue and sell the Purchased Stock to the Purchaser is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

     (a) Accuracy of the Purchaser's Representations and Warranties. The representations and warranties of the Purchaser and Halperin set forth in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing as though made at that time, except for representations and warranties that speak as of a particular date.

     (b) Performance by the Purchaser. The Purchaser and Halperin shall have performed, satisfied and complied in all material respects with all material covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser and Halperin at or prior to the Closing.

     (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

     (d) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Purchaser, Halperin or the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

     (e) Consideration. Halco shall have delivered the Cash Consideration to the Company and deposited the Securities Consideration into the Securities Account

     (f) Note Cancellation. The Company shall have received from Halco the original Applied Notes and the original Old Notes marked "Cancelled."

     (g) Registration Rights Agreement. The Purchaser shall have executed and delivered to the Company the Registration Rights Agreement.

     (h) Director Nominees. The Purchaser shall have delivered to the Company the names of the persons Purchaser desires to nominate to the Company's Board of Directors, at least two of whom will be "independent" within the meaning set forth in Section 121 of the Listing Standards, Policies and Requirements of The American Stock Exchange (the "Director Nominees").

Section 4.2 Conditions Precedent to the Obligation of the Purchaser and Halperin to Close. The obligation hereunder of the Purchaser and Halperin to consummate the transactions contemplated in this Agreement is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Purchaser's and Halperin's sole benefit and may be waived by the Purchaser or Halperin at any time in their sole discretion.

     (a) Accuracy of the Company's Representations and Warranties. Each of the representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing as though made at that time (except for representations and warranties that speak as of a particular date).

     (b) Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

     (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

     (d) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Purchaser or the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

     (e) Proxies. The persons listed on Schedule III, which persons own the number and percentage of shares of Common Stock set forth opposite their names, shall have delivered proxies to H. Irwin Levy in the form attached hereto as Exhibit D (the "Proxies") or shall otherwise have agreed to vote in favor of (i) consummation of the transactions contemplated by this Agreement, including the issuance of the Conversion Shares upon conversion of the Purchased Stock in accordance with the Certificate of Designation, (ii) the Charter Amendment and
(iii) the election of the Director Nominees to the Company's Board of Directors (the "Transactions").

     (f) Voting Agreement. H. Irwin Levy shall have executed and delivered to the Purchaser, a letter agreement wherein he agrees to vote all of the shares of Common Stock and Preferred Stock represented by the Proxies and all shares of Common Stock and Preferred Stock owned or controlled by Mr. Levy or his affiliates in favor of the Transactions.

     (g) Levy Note Conversion. H. Irwin Levy shall have executed and delivered to the Company, a letter agreement wherein he agrees that immediately upon stockholder approval, he will convert $300,000 owed to him by the Company into Common Stock.

     (h) Conversion of Preferred Stock. All holders of shares of Preferred Stock, other than W. David Sykes or any affiliates of W. David Sykes, shall have executed and delivered a letter agreement in the form attached hereto as Exhibit E.

     (i) Registration Rights Agreement. The Company shall have executed and delivered to the Purchaser the Registration Rights Agreement.

     (j) Stock Certificates. The Company shall have delivered to the Purchaser the certificates representing the Purchased Stock.

     (k) Promissory Note. The Company shall have executed and delivered to the Purchaser the Promissory Note.


                                    ARTICLE V

                                   Termination

Section 5.1 Termination by Mutual Consent. This Agreement may be terminated at any time by mutual consent of the parties.

Section 5.2 Other Termination (a)By Purchaser. The Purchaser may terminate this Agreement by giving written notice to the Company at any time prior to the Closing (A) in the event the Company has breached any representation, warranty, or covenant contained in this Agreement in any material respect, Purchaser has notified the Company of the breach, and the breach has continued without cure for a period of five (5) days after the notice of breach or such breach, by its nature, cannot be cured prior to Closing or (B) if the Closing shall not have occurred on or before November 20, 2001 by reason of the failure of any condition precedent under Section 4.2 hereof, which failure was not caused by the Purchaser; and

Section 5.3 By Company. The Company may terminate this Agreement by giving written notice to Purchaser at any time prior to the Closing (A) in the event Purchaser has breached any representation, warranty or covenant contained in this Agreement in any material respect, the Company has notified Purchaser of the breach, and the breach has continued without cure for a period of five (5) days after the notice of breach or such breach, by its nature, cannot be cured prior to Closing or (B) if the Closing shall not have occurred on or before November 20, 2001 by reason of the failure of any condition precedent under
Section 4.1 hereof, which failure was not caused by the Company.

Section 5.4 Effect of Termination. In the event of termination by the Company or the Purchaser as provided in Section 5.1 or 5.2, the transactions contemplated by this Agreement shall be terminated without further action by either party and this Agreement shall become void and of no further force and effect, except for
Article VI and Sections 7.1, 7.2, 7.3, 7.4, 7.9 and 7.11 herein. Nothing in this
Section 7.3 shall be deemed to release the Company or the Purchaser from any liability for any breach under this Agreement, or to impair the rights to the Company and the Purchaser to compel specific performance by the other party of its obligations under this Agreement.

                                   ARTICLE VI

                                 Indemnification

Section 6.1 General Indemnity. The Company agrees to indemnify and hold harmless the Purchaser and Halperin (and his affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorney's fees, charges and disbursements) incurred by the Purchaser or Halperin as a result of any material inaccuracy in or breach of, the representations, warranties or covenants made by the Company herein. The Purchaser and Halperin agree to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys fees, charges and disbursements) incurred by the Company as a result of any material inaccuracy in or breach of the representations, warranties or covenants made by the Purchaser or Halperin in this Agreement, other than Exhibit B.

Section 6.2 Limitation of Indemnity. Notwithstanding anything to the contrary herein, the Purchaser and Halperin shall be liable under this Section 6.1 for only specific performance or return of the Purchased Stock and any Conversion Shares held by the Purchaser or Halperin and the Company's liability under this
Section 6.1 shall not exceed Eight Million Nine Hundred Sixty-Nine Thousand Eight Hundred Ninety-Nine Dollars ($8,969,899).

Section 6.3 Indemnification Procedures. Promptly after receipt by an indemnified party under Section 6.1 above of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a Claim in respect thereof is to be made against any indemnifying party under Section 6.1 above, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying parties and the indemnified party, provided however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable written opinion of counsel retained by the indemnifying party, the representation by such counsel of the indemnified party and the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party or other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under Section 6.1 above, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by Section 6.1 above shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

                                   ARTICLE VII

                                  Miscellaneous

Section 7.1 Fees and Expenses. Each party shall pay all fees and expenses incurred by them in connection with the preparation, negotiation, execution and delivery of this Agreement and the transactions contemplated hereunder.

Section 7.2 Specific Enforcement. The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

Section 7.3 Entire Agreement; Amendment. This Agreement, including all exhibits and schedules hereto and the Commission Documents, contain the entire understanding of the parties with respect to the matters covered hereby and supersedes any prior understandings, agreements by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof. Except as specifically set forth herein, neither the Company nor the Purchaser or Halperin make any representations, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

Section 7.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

               If to the Company:   nStor Technologies, Inc.
                                    100 Century Blvd.
                                    West Palm Beach, FL  33417
                                    Telephone Number:  (561) 640-3103
                                    Fax:  (561) 640-3160
                                    Attention:  H. Irwin Levy

               with copies to:      Akerman, Senterfitt & Eidson, P.A.
                                    350 East Las Olas Blvd., 16th Fl.
                                    Ft. Lauderdale, FL 33301
                                    Telephone:  (954) 463-2700
                                    Fax:  (954) 463-2224
                                    Attention: Donn A. Beloff, Esquire

               If to Purchaser

                or Halperin:        Halco Investments, L.C.
                                    c/o Maurice Halperin
                                    17890 Deauville Lane
                                    Boca Raton, Florida 33496
                                    Telephone Number: (561) 997-2338
                                    Fax: (561) 995-7896

               with copies to:      Jim Scutti, Esquire
                                    980 N. Federal Highway
                                    Suite 434
                                    Boca Raton, Florida 33432
                                    Telephone Number:  (561) 750-1391
                                    Fax:  (561) 347-0828

               Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto in accordance herewith.

Section 7.5 Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 7.6 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 7.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The parties hereto may not amend this Agreement or any rights or obligations hereunder without the prior written consent of each party to be affected by the amendment. After Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

Section 7.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 7.9 Governing Law/Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to the choice of law provisions. Any dispute, claim or controversy arising out of or related to this Agreement or the breach thereof shall be resolved by litigation in Palm Beach County, Florida in a court with proper jurisdiction. The prevailing party in any litigation shall be entitled to reasonable attorneys' fees.

Section 7.10 Escrowed Securities. The parties agree that if a lawsuit is filed in accordance with Section 7.9 above alleging a material breach of this Agreement, any Securities that have not been sold or pledged by the Company as of the date of the filing of such claim shall be transferred to Jim Scutti, P.A., as Escrow Agent, to be held in escrow pursuant to the terms of an escrow agreement to be mutually agreed to by the parties until such time as the claim is resolved.

Section 7.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery or facsimile.

Section 7.12 Publicity. Prior to the Closing, neither the Purchaser not Halperin shall issue any press release or otherwise make any public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement without the prior written approval of the Company.

Section 7.13 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 7.14 Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, each of the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorize officer as of the date first above written.


                            nSTOR TECHNOLOGIES, INC.

                            By: /s/ Jack Jaiven
                               ---------------------------
                               Jack Jaiven, Vice President

                            HALCO INVESTMENTS L.C.

                            By: /s/ Maurice A. Halperin
                               ------------------------------------
                               Maurice A. Halperin, Managing Member

                                /s/ Maurice A. Halperin
                               ------------------------
                               Maurice A. Halperin

Index to Exhibits and Schedules

Exhibit A    Certificate of Designation for Series K Convertible Preferred Stock
Exhibit B    Form of Promissory Note
Exhibit C    Form of Registration Rights Agreement
Exhibit D    Form of Proxy
Exhibit E    Form of Letter Agreement re:  Preferred Stock Conversion

Schedule I   List of Securities
Schedule II  List of Members/Managers of Halco
Schedule III List of Stockholders